Exhibit 99.1

FOR FURTHER INFORMATION:

AT ABERNATHY MACGREGOR

Claire Walsh

(General info)

(212) 371-5999

NOT FOR IMMEDIATE RELEASE

September 16, 2019

NN, Inc. Names Warren Veltman Interim President and Chief Executive Officer

Charlotte, N.C., September 16, 2019 – NN, Inc. (NASDAQ: NNBR), a diversified industrial company, today announced that its Board of Directors has appointed Warren Veltman, Executive Vice President of the Company’s Mobile Solutions group, as the Company’s interim President and Chief Executive Officer, effective immediately. He succeeds Richard Holder who, by mutual agreement with the Board, is stepping down as President and Chief Executive Officer, as well as from his role as a director.

“While NN has made progress on its strategic priorities, the Company must focus on sharpening its execution and strengthening its balance sheet in order to drive improved financial and operational performance and enhance long-term shareholder value,” said Robert Brunner, Chairman of the Board. “The Company has undergone a significant transformation over the past several years, and we now need new leadership to help guide NN through its next phase of evolution. We intend to build on the actions we have already taken to better position NN for the future. This includes the addition of Thomas DeByle as the Company’s Senior Vice President and Chief Financial Officer who brings deep financial and strong operational expertise to NN.

“We have great confidence in Warren’s leadership, and we expect to benefit from his decades of experience in senior operational and financial roles in both the Life Sciences and Automotive sectors and his long track record of excellent execution. The Board and I look forward to working alongside Warren, Tom and the rest of the NN management team during this time, and we appreciate their support in facilitating a smooth transition as the Board identifies the Company’s next Chief Executive Officer to lead NN through its next stage of growth. We thank Rich for his contributions to NN, and we wish him well in his future endeavors.”

Mr. Veltman has served as Executive Vice President of the Mobile Solutions group since 2014, when he joined the Company as part of NN’s acquisition of Autocam Corporation, an automotive component manufacturer. Mr. Veltman previously served as Chief Financial Officer and Treasurer of Autocam Corporation, and of Autocam Medical, a medical device manufacturer. Earlier in his career he was an audit manager with Deloitte & Touche.

John Buchan, currently Vice President of Global Operations, will assume Mr. Veltman’s duties as Executive Vice President, Mobile Solutions, on an interim basis. Mr. Buchan is a seasoned, highly qualified executive with over 20 years of experience leading Mobile Solutions’ operations.

Warren Veltman, Interim President and CEO, commented, “I am committed to working closely with Bob, Tom and the Board to drive enhanced performance throughout our organization. We continue to believe NN has a solid foundation from which to grow, with valuable assets, talented employees and end markets where we see many attractive opportunities that play to our strengths in providing sophisticated technology and engineered solutions to our customers. To best position NN for the long term, my immediate priority will be to identify efficiencies and cost improvements throughout the business to enhance our margins and generate improved free cash flow to continue de-levering, while still supporting the needs of our higher growth business segments.”

Thomas DeByle, Senior Vice President and Chief Financial Officer commented, “I am excited to join NN at this pivotal time, and I look forward to working hand in hand with Warren and the Board as we execute on our goals for the Company.”

NN, Inc., a diversified industrial company, combines advanced engineering and production capabilities with in-depth materials science expertise to design and manufacture high-precision components and assemblies for a variety of markets on a global basis. Headquartered in Charlotte, North Carolina, NN has 50 facilities in North America, Europe, South America and China.

Except for specific historical information, many of the matters discussed in this press release may express or imply projections of revenues or expenditures, statements of plans and objectives or future operations or statements of future economic performance. These, and similar statements, are forward-looking statements concerning matters that involve risks, uncertainties and other factors which may cause the actual performance of NN, Inc. and its subsidiaries to differ materially from those expressed or implied by this discussion. All forward-looking information is provided by the Company pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these factors. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “assumptions”, “target”, “guidance”, “outlook”, “plans”, “projection”, “may”, “will”, “would”, “expect”, “intend”, “estimate”, “anticipate”, “believe”, “potential” or “continue” (or the negative or other derivatives of each of these terms) or similar terminology. Factors which could materially affect actual results include, but are not limited to: general economic conditions and economic conditions in the industrial sector, inventory levels, regulatory compliance costs and the Company’s ability to manage these costs, start-up costs for new operations, debt reduction, competitive influences, risks that current customers will commence or increase captive production, risks of capacity underutilization, quality issues, availability and price of raw materials, currency and other risks associated with international trade, the level of the Company’s indebtedness, the restrictions contained in the Company’s debt agreements, the Company’s ability to obtain financing at favorable rates, if at all, and to refinance existing debt as it matures, the Company’s dependence on certain major customers, and the successful implementation of the global growth plan including development of new products. Similarly, statements made herein and elsewhere regarding pending and completed transactions are also forward-looking statements, including statements relating to the future performance and prospects of an acquired business, the expected benefits of an acquisition on the Company’s future business and operations and the ability of the Company to successfully integrate recently acquired businesses or the possibility that the Company will be unable to execute on the intended redeployment of proceeds from a divestiture, whether due to a lack of favorable investment opportunities or otherwise.

For additional information concerning such risk factors and cautionary statements, please see the section titled “Risk Factors” in the Company’s periodic reports filed with the Securities and Exchange Commission, including, but not limited to, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018. Except as required by law, we undertake no obligation to update or revise any forward-looking statements we make in our press releases, whether as a result of new information, future events or otherwise.